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                                                                      Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K for the year ended December 31, 2001, into the Company's previously filed Registration Statements on Form S-8 (Nos. 333-61572, 333-65673 and 333-57742).



ARTHUR ANDERSEN LLP



Chicago, Illinois,
   March 22, 2002